UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2013

Mapleby Holdings Merger Corporation

(as successor to OfficeMax Incorporated)

(Exact name of registrant as specified in its charter)

Delaware	1-5057	35-2471459
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o OfficeMax Incorporated

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

In connection with and immediately prior to the consummation of the Transactions (defined below), on November 5, 2013, OfficeMax Incorporated (“OfficeMax” or “the Company”) terminated the Second Amended and Restated Loan and Security Agreement (the “Credit Agreement,” originally filed as Exhibit 99.1 to OfficeMax’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2011) by and among the Company, certain of its subsidiaries as borrowers under the Credit Agreement, certain of its subsidiaries as guarantors of obligations under the Credit Agreement, the lender parties thereto, and Wells Fargo Bank, National Association, as agent for the lenders. The Credit Agreement permitted OfficeMax to borrow up to a maximum of $650 million, of which $50 million was allocated to OfficeMax’s Canadian subsidiary and $600 million was allocated to OfficeMax and its other participating U.S. subsidiaries, in each case subject to a borrowing base calculation that limited availability to a percentage of eligible trade and credit card receivables plus a percentage of the value of eligible inventory less certain reserves. On November 5, 2013, any amount outstanding under the Credit Agreement was repaid in full, and outstanding letters of credit issued under the Credit Agreement were redesignated as having been issued under new financing arrangements entered into with JPMorgan Chase Bank, N.A. in respect of an existing Office Depot, Inc. (“Office Depot”) credit facility.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective on November 5, 2013, OfficeMax and Office Depot completed their merger of equals through the series of transactions contemplated by the Agreement and Plan of Merger, dated as of February 20, 2013, as amended by the First Amendment (defined below) (the “Merger Agreement”), by and among Office Depot, Dogwood Merger Sub Inc. (“Merger Sub Two”), Dogwood Merger Sub LLC (“Merger Sub Three”), Mapleby Holdings Merger Corporation (“New OfficeMax”), Mapleby Merger Corporation (“Merger Sub One”), and OfficeMax.

Pursuant to the Merger Agreement, Merger Sub One was merged with and into OfficeMax, with OfficeMax surviving the merger as a wholly owned subsidiary of New OfficeMax (the “First Merger”). Immediately following the First Merger, Merger Sub Two was merged with and into New OfficeMax, with New OfficeMax surviving the merger as a wholly owned subsidiary of Office Depot (the “Second Merger” and, together with the First Merger, the “Transactions”). Upon completion of the Transactions, OfficeMax became a wholly owned direct subsidiary of New OfficeMax, and New OfficeMax, in turn, became a wholly owned direct subsidiary of Office Depot.

Under the Merger Agreement, at the effective time of the First Merger at 4:05 p.m., New York time on November 5, 2013, each share of OfficeMax common stock issued and outstanding immediately prior to the effective time of the First Merger was converted into one share of New OfficeMax common stock, and at the effective time of the Second Merger at 4:06 p.m., New York time on November 5, 2013, each share of New OfficeMax common stock issued and outstanding immediately prior to the effective time of the Second Merger (other than shares of New OfficeMax common stock held by Office Depot, Merger Sub Two or in the treasury of New OfficeMax) was converted into the right to receive 2.69 shares of Office Depot common stock, together with cash in lieu of fractional shares, if any (the “Merger Consideration”).

In connection with the Transactions, Office Depot will issue approximately 240 million shares of Office Depot common stock to former OfficeMax stockholders, representing approximately 45 percent of approximately 530 million total shares of Office Depot common stock outstanding.

The information regarding the Series D Convertible Preferred Stock of OfficeMax set forth in Item 3.03 below is incorporated herein by reference.

New OfficeMax is the successor issuer of OfficeMax for purposes of the Securities Act of 1933, as amended, and the filings made by OfficeMax thereunder. Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New OfficeMax is the successor issuer of OfficeMax with respect to shares of OfficeMax common stock, which were registered under the Exchange Act, and shares of New OfficeMax common stock are deemed to be registered under the Exchange Act.

The foregoing description of the Transactions and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by OfficeMax on February 22, 2013, and the First Amendment, a copy of which is attached hereto as Exhibit 2.2, and each of which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Transactions, the New York Stock Exchange (the “Exchange”) was notified that each outstanding share of OfficeMax common stock was converted pursuant to the Transactions into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. On November 1, 2013, OfficeMax had requested that the Exchange file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the shares of OfficeMax common stock (which shares, following the First Merger, became shares of New OfficeMax). The shares of OfficeMax common stock (which shares, following the First Merger, became shares of New OfficeMax) were delisted and removed from trading on the Exchange on November 6, 2013.

In addition, the Company will file with the SEC a certification and notice of termination on Form 15 with respect to its common stock, requesting that such securities be deregistered under Section 12(b) of the Exchange Act, and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each share of OfficeMax common stock issued and outstanding immediately prior to the effective time of the First Merger was converted into one share of New OfficeMax common stock, and each share of New OfficeMax common stock issued and outstanding immediately prior to the effective time of the Second Merger (other than shares of New OfficeMax common stock held by Office Depot, Merger Sub Two or in the treasury of New OfficeMax) was converted into the right to receive the Merger Consideration.

At the effective time of the First Merger, holders of shares of OfficeMax common stock ceased to have any rights as stockholders of OfficeMax, other than the right to receive an identical number of shares of New OfficeMax common stock. At the effective time of the Second Merger, holders of shares of New OfficeMax common stock ceased to have any rights as stockholders of New OfficeMax, other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

As a result of the Transactions, each outstanding OfficeMax stock option was converted into an option to purchase, on the same terms and conditions as the OfficeMax stock option, a number of shares of Office Depot common stock that is equal to the number of shares of OfficeMax common stock subject to the OfficeMax stock option multiplied by 2.69, at an exercise price per share of Office Depot Common Stock equal to the exercise price per share of OfficeMax common stock subject to the OfficeMax stock option divided by 2.69. Each other stock-based award granted by OfficeMax was converted into an award, on the same terms and conditions as the OfficeMax stock-based award, with respect to a number of shares of Office Depot common stock equal to the number of shares of OfficeMax common stock underlying such OfficeMax stock-based award multiplied by 2.69, provided that any then outstanding awards that vest based on the attainment of performance goals with a performance period that had not completed prior to the closing of the Transactions was converted at the effective time of the Second Merger into time-based awards that will vest at target levels at the originally scheduled vesting date, subject to any accelerated vesting upon a qualifying termination of employment in accordance with the terms of the 2003 OfficeMax Incentive and Performance Plan.

As contemplated by the Merger Agreement, prior to completion of the Transactions, on November 5, 2013, OfficeMax redeemed each issued and outstanding share of its Series D Convertible Preferred Stock for shares of OfficeMax common stock in accordance with the Certificate of Designation for the Series D Convertible Preferred Stock following the redemption date of November 4, 2013.

The information in Item 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the Second Merger, a change of control of New OfficeMax and OfficeMax occurred on November 5, 2013, and New OfficeMax became a direct, wholly owned subsidiary of Office Depot, and OfficeMax became an indirect, wholly owned subsidiary of Office Depot.

The information in Items 2.01 and 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the First Merger, the directors and officers of OfficeMax as of immediately prior to the First Merger became the directors and officers of New OfficeMax, with each such director or officer serving in his or her same capacity at New OfficeMax as such director or officer served at OfficeMax immediately prior to the First Merger.

Promptly following the completion of the Transactions, on November 5, 2013, the board of directors of New OfficeMax was reduced in size to a sole director, who is Matthew R. Broad, Executive Vice President and General Counsel of New OfficeMax.

Information related to certain directors and officers of OfficeMax who now serve as directors and co-officers of Office Depot is set forth in Office Depot’s Current Report on Form 8-K filed with the SEC on November 7, 2013 at Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately prior to the First Merger, the certificate of incorporation and the bylaws of New OfficeMax were amended and restated to be in substantially identical form as the certificate of incorporation and the bylaws of OfficeMax. Promptly following the completion of the Transactions, the certificate of incorporation and the bylaws of New OfficeMax were amended and restated to be in a form appropriate for a wholly-owned subsidiary.

The foregoing description of the amended and restated certificate of incorporation and bylaws of New OfficeMax does not purport to be complete and is qualified in its entirety by reference to such organizational documents, copies of which are attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, and each of which is incorporated herein by reference.

Information related to the amended and restated bylaws adopted by Office Depot on November 5, 2013, as contemplated by the Merger Agreement, is set forth in Office Depot’s Current Report on Form 8-K filed with the SEC on November 7, 2013 at Item 5.03.

Item 8.01.	Other Events.

On November 5, 2013, OfficeMax, Office Depot, Merger Sub Two, Merger Sub Three, New OfficeMax and Merger Sub One entered into a First Amendment (the “First Amendment”) to the Merger Agreement. The First Amendment modifies the structure for the proposed merger of equals and the form of amended and restated bylaws of Office Depot following the Transactions. The First Amendment eliminates the transaction steps contemplated in the Merger Agreement that provided for OfficeMax, as the surviving entity of the First Merger, to be converted into a Delaware limited liability company, and for New OfficeMax, as the surviving entity of the Second Merger, to be merged with and into Merger Sub Three.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by OfficeMax on February 22, 2013, and the First Amendment, a copy of which is attached hereto as Exhibit 2.2, and each of which is incorporated herein by reference.

On November 5, 2013, the combined company issued a joint press release announcing the completion of the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated (filed as Exhibit 2.1 to OfficeMax Incorporated’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2013 and incorporated herein by reference).

2.2	First Amendment, as of dated November 5, 2013, to the Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated.

3.1	Amended and Restated Certificate of Incorporation of Mapleby Holdings Merger Corporation, filed with the Delaware Secretary of State on November 5, 2013, effective as of immediately prior to the Transactions.

3.2	Amended and Restated Bylaws of Mapleby Holdings Merger Corporation, dated November 5, 2013, effective as of immediately prior to the Transactions.

3.3	Second Amended and Restated Certificate of Incorporation of Mapleby Holdings Merger Corporation, filed with the Delaware Secretary of State on November 5, 2013, effective following the Transactions.

3.4	Amended and Restated Bylaws of Mapleby Holdings Merger Corporation, dated November 5, 2013, effective following the Transactions.

99.1	Joint Press Release issued by OfficeMax Incorporated and Office Depot, Inc. on November 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2013

MAPLEBY HOLDINGS MERGER CORPORATION
(as successor to OfficeMax Incorporated)

By:	/s/ Matthew R. Broad
Name:	Matthew R. Broad
Title:	Executive Vice President and General Counsel